Exhibit 5.2

April 7, 2009

Ventas, Inc., on behalf of the Registrants

111 South Wacker Drive, Suite 4800

Chicago, Illinois 60606

Re:    Offering of 6  1/2% Senior Notes due 2016

Ladies and Gentlemen:

We have acted as counsel to Ventas, Inc., a Delaware corporation (“Ventas”), Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas LP”), Ventas Capital Corporation, a Delaware corporation (“Ventas Capital” and, together with Ventas LP in their capacity as joint issuers, the “Joint Issuers”) and the subsidiary guarantors set forth on Schedule A hereto (the “Subsidiary Guarantors” and, together with Ventas, Ventas LP and Ventas Capital, the “Registrants”), in connection with the sale by the Joint Issuers of an aggregate of $200,000,000 of the Joint Issuers’ 6  1/2 % Senior Notes due 2016 (the “Notes”), pursuant to that certain Underwriting Agreement, dated April 7, 2009, by and among the Joint Issuers, Ventas, Ventas Realty LP, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Calyon Securities (USA) Inc., BMO Capital Markets Corp. and KeyBanc Capital Markets Inc. (the “Underwriting Agreement”). The Notes will be issued under an Indenture, dated as of September 19, 2006, as supplemented by the Second Supplemental Indenture, to be dated as of April 13, 2009 (as supplemented, the “Indenture”), between Ventas, the Joint Issuers, the Subsidiary Guarantors and U.S. Bank, National Association, as trustee, and will be guaranteed by guarantees of Ventas and the Subsidiary Guarantors (the “Guarantees”) . The Notes are being offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in connection with (i) that certain Registration Statement on Form S-3 (File No. 333-158424), as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2009, which Registration Statement became automatically effective upon filing (the “Registration Statement”), and (ii) a Prospectus Supplement, dated April 7, 2009 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, which supplements the prospectus contained in the Registration Statement.

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) the Indenture, (iii) the certified copies of respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of Ventas and the Joint Issuers, (iv) the Underwriting Agreement, (v) the form

Ventas, Inc., on behalf of the Registrants

April 7, 2009

of global certificate evidencing the Notes, (vi) the form of notation of the Guarantees and (vii) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrants and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than Ventas and the Joint Issuers) under all applicable laws; (iv) the legal right and power of all parties (other than Ventas and the Joint Issuers) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization, execution and delivery of the Registration Statement and due authorization of all documents, agreements and instruments (including the Indenture) by all parties thereto (other than Ventas and the Joint Issuers) and the binding effect of such documents, agreements and instruments on all parties (other than (a) Ventas and the Joint Issuers and (b) for purposes of the opinions set forth in paragraphs 1 and 3 with respect to enforceability against the Subsidiary Guarantors of the Indenture and the Guarantees under the laws of the State of New York, the Subsidiary Guarantors); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than Ventas and the Joint Issuers) have been obtained by such parties; and (vii) the capacity of natural persons.

A. Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. The Indenture has been duly authorized and, when duly executed and delivered, will constitute the valid and legally binding obligations of the Joint Issuers, Ventas and the Subsidiary Guarantors, enforceable against the Joint Issuers, Ventas and the Subsidiary Guarantors in accordance with the terms thereof.

2. The Notes have been duly authorized and, when they have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Joint Issuers, enforceable against the Joint Issuers in accordance with the terms thereof, entitled to the benefits of the Indenture.

3. The Guarantees have been duly authorized and, when they have been duly endorsed, the Guarantees will constitute valid and legally binding obligations of Ventas and the Subsidiary Guarantors, enforceable against Ventas and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the Indenture.

Ventas, Inc., on behalf of the Registrants

April 7, 2009

B. The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1. The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2. The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

3. The opinions in paragraphs 1 and 3 are further qualified by the following assumptions with respect to the Subsidiary Guarantors: (a) the valid existence and good standing of such entities under applicable state laws, (b) that such entities have the corporate, partnership, limited liability company or other power and authority to own their property and carry on their business as now being conducted and to execute, deliver and perform all of their obligations under the Indenture and the Guarantees and to consummate the transactions contemplated thereby and to be consummated on their part and (c) the due authorization, execution and delivery by such entities of the Indenture and the Guarantees. We have not independently investigated or verified the matters set forth in clauses (a) through (c) above and we express no views with respect to such matters.

4. We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

Ventas, Inc., on behalf of the Registrants

April 7, 2009

5. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to Ventas’s Current Report on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP

SCHEDULE A

AL (AP) Holding LLC

AL (HCN) Holding LLC

AL (MT) Holding LLC

Allison Park Nominee LLC

Allison Park Nominee LP

BCC Altoona Realty GP, LLC

BCC Altoona Realty, LLC

BCC Altoona Realty, LP

BCC Berwick Realty GP, LLC

BCC Berwick Realty, LLC

BCC Berwick Realty, LP

BCC Lewistown Realty GP, LLC

BCC Lewistown Realty, LLC

BCC Lewistown Realty, LP

BCC Martinsburg Realty, LLC

BCC Medina Realty, LLC

BCC Ontario Realty, LLC

BCC Reading Realty GP, LLC

BCC Reading Realty, LLC

BCC Reading Realty, LP

BCC Shippensburg Realty, LLC

BCC State College Realty GP, LLC

BCC State College Realty, LLC

BCC State College Realty, LP

BCC Washington Township Realty, LLC

BLC of California-San Marcos, L.P.

Bloomsburg Nominee LLC

Bloomsburg Nominee LP

Brookdale Holdings, LLC

Brookdale Living Communities of Arizona-EM, LLC

Brookdale Living Communities of California, LLC

Brookdale Living Communities of California-RC, LLC

Brookdale Living Communities of California-San Marcos, LLC

Brookdale Living Communities of Illinois-2960, LLC

Brookdale Living Communities of Illinois-II, LLC

Brookdale Living Communities of Massachusetts-RB, LLC

Brookdale Living Communities of Minnesota, LLC

Brookdale Living Communities of New York-GB, LLC

Brookdale Living Communities of Washington-PP, LLC

Chippewa Nominee LLC

Chippewa Nominee LP

Dillsburg Nominee LLC

Dillsburg Nominee LP

EC Halcyon Realty, LLC

EC Hamilton Place Realty, LLC

EC Lebanon Realty, LLC

EC Timberlin Parc Realty, LLC

ElderTrust

ET Berkshire, LLC

ET Capital Corp.

ET GENPAR, L.L.C.

ET Lehigh, LLC

ET Pennsburg Finance, L.L.C.

ET Sanatoga, LLC

ET Sub-Berkshire Limited Partnership

ET Sub-Heritage Woods, L.L.C.

ET Sub-Highgate, L.P.

ET Sub-Lacey I, L.L.C.

ET Sub-Lehigh Limited Partnership

ET Sub-Lopatcong, L.L.C.

ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

ET Sub-Phillipsburg I, L.L.C.

ET Sub-Pleasant View, L.L.C.

ET Sub-Rittenhouse Limited Partnership, L.L.P.

ET Sub-Riverview Ridge Limited Partnership, L.L.P.

ET Sub-Sanatoga Limited Partnership

ET Sub-SMOB, L.L.C.

ET Sub-Wayne I Limited Partnership, L.L.P.

ET Sub-Willowbrook Limited Partnership, L.L.P.

ET Sub-Woodbridge, L.P.

ET Wayne Finance, Inc.

ET Wayne Finance, L.L.C.

Hendersonville Nominee LLC

Hendersonville Nominee LP

IPC (AP) Holding LLC

IPC (HCN) Holding LLC

IPC (MT) Holding LLC

Kingsport Nominee LLC

Kingsport Nominee LP

Knoxville Nominee LLC

Knoxville Nominee LP

Lebanon Nominee LLC

Lebanon Nominee LP

Lewisburg Nominee LLC

Lewisburg Nominee LP

Lima Nominee LLC

Lima Nominee LP

Loyalsock Nominee LLC

Loyalsock Nominee LP

MAB Parent, LLC

PSLT GP, LLC

PSLT OP, L.P.

PSLT-ALS Properties Holdings, LLC

PSLT-ALS Properties I, LLC

PSLT-BLC Properties Holdings, LLC

River Oaks Partners

Sagamore Hills Nominee LLC

Sagamore Hills Nominee LP

Saxonburg Nominee LLC

Saxonburg Nominee LP

Shippensburg Realty Holdings, LLC

SZR Burlington Inc.

SZR Columbia, LLC

SZR Lincoln Park, LLC

SZR Markham Inc.

SZR Mississauga Inc.

SZR North Hills, LLC

SZR Norwood, LLC

SZR Oakville Inc.

SZR Richmond Hill Inc.

SZR Rockville, LLC

SZR San Mateo, LLC

SZR Scottsdale, LLC

SZR US Investments, Inc.

SZR US UPREIT Three, LLC

SZR Westlake Village LLC

SZR Willowbrook, LLC

SZR Windsor Inc.

SZR Yorba Linda, LLC

The Ponds of Pembroke Limited Partnership

United Rehab Realty Holding, LLC

Ventas Broadway MOB, LLC

Ventas Cal Sun LLC

Ventas Carroll MOB, LLC

Ventas Casper Holdings, LLC

Ventas Center MOB, LLC

Ventas DASCO MOB Holdings, LLC

Ventas Framingham, LLC

Ventas Grantor Trust # 2

Ventas Grantor Trust #1

Ventas Healthcare Properties, Inc.

Ventas LP Realty, L.L.C.

Ventas MO Holdings, LLC

Ventas MOB Holdings, LLC

Ventas Nexcore Holdings, LLC

Ventas of Vancouver, Limited

Ventas Provident, LLC

Ventas Realty, Limited Partnership

Ventas REIT US Holdings Inc.

Ventas SSL Beacon Hill, Inc.

Ventas SSL Holdings, Inc.

Ventas SSL Holdings, LLC

Ventas SSL Lynn Valley, Inc.

Ventas SSL Ontario II, Inc.

Ventas SSL Ontario III, Inc.

Ventas SSL Vancouver, Inc.

Ventas SSL, Inc.

Ventas Sun LLC

Ventas TRS, LLC

Ventas University MOB, LLC

VSCRE Holdings, LLC

VTRLTH MAB I, LLC

VTRLTH MAB II, LLC

Xenia Nominee LLC

Xenia Nominee LP